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                                                                                     EXHIBIT 11
                                             SCOR U.S. CORPORATION
                                       COMPUTATION OF EARNINGS PER SHARE
                                     (In thousands, except per share data)

                                                                       1995           1994
     PRIMARY:

     Net income (loss) applicable to common stock                   $ 4,393     $ (14,418)
                                                                     ======       ========
     Average number of common shares outstanding                     18,164         18,221

     Add:

          Assumed exercise of stock options                             -0-            -0-
                                                                     ------         ------
     Common and common equivalent shares outstanding                 18,164         18,221
                                                                     ======         ======
     Net income (loss) per share assuming
      exercise of common stock equivalents                          $  0.24      $  (0.79)
                                                                     ======         ======
     FULLY DILUTED:

     Net income (loss) applicable to common stock                   $ 4,393     $ (14,418)
                                                                     ======       ========

     Average number of common shares outstanding                     18,164         18,221

     Add:
          Assumed exercise of stock options                             -0-            -0-
                                                                     ------         ------
     Common and common equivalent shares outstanding
      assuming full dilution                                         18,164         18,221
                                                                     ======         ======
     Net income (loss) per share assuming full dilution             $  0.24      $  (0.79)
                                                                     ======         ======
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